EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Document on Form 1-A/A of Innovative MedTech, Inc. (the “Company”) of our report dated October 15, 2024, relating to our audit of the financial statements of the Company for the period July 1, 2023 to June 30, 2024.  We also consent to the reference to us under the caption “Experts” in the Form 1-A/A.

Tampa, Florida

December 20, 2024

3702 W Spruce St #1430 • Tampa, Florida 33607 • +1.813.441.9707